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                                                                    EXHIBIT 99.5


                              CHAS MICHEL'S SCRIPT
                        2nd Quarter 2003 Conference Call


Thank you Jim.

In addition to our normal monthly procedures that include management reporting of variances from plan and other matters, each quarter end Trinity performs a detailed review of its operating results and financial position. This process starts at each business unit and several corporate and shared service departments where quarterly financial reporting packages are reviewed with the Chief Financial Officer, the Corporate Controller, the Internal Audit group and our external auditors, Ernst & Young. Reports from each of the Group Presidents are also reviewed.

Representation letters establishing clear responsibility for the adequacy of disclosures are obtained from each Business Unit Controller, Business Unit President and Group President. This practice was implemented at Trinity about two years before the CEO/CFO certifications were required by the S.E.C.

Our Disclosure Committee, which is comprised of various financial executives, internal legal professionals, and others, review the drafts of our financial reports and press release. This committee reviews supporting information and documentation covering litigation, environmental issues, commitments and contingencies, and compliance with S.E.C. and other reporting requirements. The draft reports and the committee's findings are reviewed with management, legal counsel, Ernst & Young, and our Audit Committee of the Board of Directors prior to issuance. Management's Discussion and Analysis is based on information received from the business unit reviews, legal counsel and all other available information.

A SAS 71 review of the interim financial information is performed by Ernst & Young and they report their results to management and the Audit Committee prior to the release of financial information.



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Jim previously mentioned our financial system implementation project; let me share some additional information with you about that project. One year ago we announced that we had signed a managed service contract to implement a new financial system and to outsource certain accounting and processing activities. During the second quarter, we culminated a yearlong effort as we "went live" on our new Oracle financial system and outsourced certain of our accounting and processing activities. Just to give you an idea of the magnitude of this project we spent over 26,000 hours testing and validating the new system, over 7,000 hours training our people and produced 114 interfaces to our 24 legacy systems.

This new system has already given us quicker and better access to our financial information and we expect it to bring real value to us as we go forward

I will now turn it over to Tim Wallace who will conclude our presentation.



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